   As filed with the Securities and Exchange Commission on December 24, 1997.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       SENSORMATIC ELECTRONICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   34-1024665
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                 951 Yamato Road, Boca Raton, Florida 33431-0700
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      1997 CONSULTANTS STOCK INCENTIVE PLAN
                      -------------------------------------
                            (Full title of the plan)


                      President and Chief Executive Officer
                       Sensormatic Electronics Corporation
                                 951 Yamato Road
                         Boca Raton, Florida 33431-0700
                                  561-989-7000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Jerome M. LeWine, Esq.
                                Christy & Viener
                                620 Fifth Avenue
                            New York, New York 10020
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
        Title of securities                  Amount                    Proposed                Proposed                  Amount
               to be                          to be                maximum offering        maximum aggregate               of
            registered                    registered(1)           price per share(2)       offering price(2)        registration fee
----------------------------------  -------------------------- ------------------------ ----------------------- --------------------
Common Stock,                           100,000 shares                $16.2188               $1,621,875                 $478.45
par value $.01 per share
====================================================================================================================================

(1) Shares registered hereunder are, or may become, issuable in connection with the exercise of stock awards granted under the Registrant's 1997 Consultants Stock Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional securities as may become issuable in accordance with the anti-dilution provisions of the 1997 Consultants Stock Incentive Plan described herein with respect to such awards.
(2) Estimated solely for the purposes of calculating the registration fee, pursuant to Rule 457(h), based on (i) as to shares issuable upon exercise of outstanding options, the weighted average exercise price thereof, and
     (ii) as to shares issuable upon the exercise of options which may be granted, the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on December 19, 1997.
                             ----------------------

===============================================================================

                               Page 1 of 10 Pages
                            (Exhibit Index on Page 8)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                  The documents containing the information specified in this
Part I will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Annual Report on Form 10-K for the fiscal year ended June 30, 1997 of Sensormatic Electronics Corporation (the "Company" or the "Registrant") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is incorporated herein by reference. The description of the Common Stock set forth in the Company's amended Registration Statement on Form 8-A, filed with the Commission on May 14, 1991 under the Exchange Act, and including any subsequent amendment or report filed for the purpose of updating such description, is also incorporated herein by reference.

                  All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article TENTH of the Registrant's Restated Certificate of Incorporation and Article IX of the Registrant's By-Laws provide for indemnification of officers and directors of the Registrant, to the fullest extent permitted by applicable law, for expenses, liabilities and losses actually and reasonably incurred by them in connection with actual or threatened claims, actions, suits or proceedings by reason of the fact that such persons are or were officers or directors of the Registrant. Such indemnification right includes the right to receive payment in advance of expenses incurred by the persons seeking indemnification in con nection with claims, actions, suits or proceedings, to the fullest extent consistent with applicable law. The By-Laws provide that the right to indemnification is a contract right and authorize the Registrant to obtain insurance to effect indemnification. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder, such as the Registrant, express powers to indemnify its directors and officers.

                  The Registrant carries directors' and officers' liability insurance covering losses up to $60,000,000 (subject to certain deductible amounts).

                  INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.


   Exhibit
    Number                           Description
   -------                           -----------

       4.1     Composite Restated Certificate of Incorporation of the Company filed pursuant to Rule
               232.102(c) of Regulation S-T*

       4.2     By-Laws of the Company**

       5.1     Opinion of Christy & Viener ++

      23.1     Consent of Christy & Viener (included in Exhibit 5)

      23.2     Consent of Ernst & Young LLP ++

     ------------
* Incorporated herein by reference to Exhibit 4(d) to Registration Statement No. 33-61626.

** Incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

++      Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of a Registration Fee" table in the effective registration statement; and

                 (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

                  The consolidated financial statements of the Company appearing in its Annual Report (Form 10-K) for the fiscal year ended June 30, 1997, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young, LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of Ernst & Young, LLP as an expert in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of December, 1997.

                      SENSORMATIC ELECTRONICS CORPORATION

                      By: /s/            GARRETT E. PIERCE
                         ------------------------------------------------------
                          Name:  Garrett E. Pierce
                          Title: Senior Vice President and Chief Financial
                                 Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


             Signature                          Title                    Date
             ---------                          -----                    ----
/s/      ROBERT A. VANOUREK             President and Chief            12/23/97
------------------------------------    Executive Officer
         Robert A. Vanourek             (Principal Executive
                                        Officer) and Director



/s/      GARRETT E. PIERCE              Senior Vice President and      12/23/97
------------------------------------    Chief Financial Officer
         Garrett E. Pierce              (Principal Financial
                                        Officer)


/s/      GREGORY C. THOMPSON            Vice President and             12/23/97
------------------------------------    Controller
         Gregory C. Thompson            (Principal Accounting
                                        Officer)



/s/      RONALD G. ASSAF                Director                       12/23/97
------------------------------------
         Ronald G. Assaf


/s/      THOMAS V. BUFFETT              Director                       12/23/97
------------------------------------
         Thomas V. Buffet


/s/      TIMOTHY P. HARTMAN             Director                       12/23/97
------------------------------------
         Timothy P. Hartman


/s/      JAMES E. LINEBERGER            Director                       12/23/97
------------------------------------
         James E. Lineberger


        Signature                       Title                          Date
        ---------                       -----                          ----
/s/      J. RICHARD MUNRO              Director                       12/23/97
-------------------------------
         J. Richard Munro


/s/      JOHN T. RAY, JR.              Director                       12/23/97
-------------------------------
         John T. Ray, Jr.

                                INDEX TO EXHIBITS


   Exhibit                                Description                                          Page
   -------                                -----------                                          ----
     4.1          Composite Restated Certificate of Incorporation of the Company filed pursuant to Rule 232.102(c) of Regulation S-T*
     4.2          By-Laws of the Company**
     5.1          Opinion of Christy & Viener ++
    23.1          Consent of Christy & Viener (included in Exhibit 5.1)                          9
    23.2          Consent of Ernst & Young LLP++                                                10

------------

* Incorporated herein by reference to Exhibit 4(d) to Registration Statement No. 33-61626.

** Incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

++       Filed herewith.